UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 3, 2008

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 5.01.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

Effective as of April 1, 2008, Robert M. Tarola will step down as Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer of W. R. Grace & Co. (“Grace”).  Mr. Tarola will remain with Grace as Senior Vice President—Corporate Strategy until his departure, which is currently expected in October 2008.  In recognition of Mr. Tarola’s service as Chief Financial Officer, the Compensation Committee of the Board of Directors (the “Committee”) has determined that Mr. Tarola will be entitled to receive the payment under the 2008 Annual Incentive Program (“AICP”) that he would have been entitled to receive had he been employed by Grace on the March 2009 payment date for the AICP, prorated for the portion of 2008 that he served as Chief Financial Officer.  The Committee has also determined that Mr. Tarola will be entitled to receive the payments under the 2006-2008 and 2007-2009 Long Term Incentive Programs (“LTIPs”) that he would have been entitled to receive had he been employed by Grace on the payment dates (March 2009 for the initial payment on the 2007-2009 LTIP and the final payment on the 2006-2008 LTIP and March 2010 for the final payment on the 2007-2009 LTIP).  Payments under the LTIPs will be prorated for the portion of the respective performance periods completed as of the earlier of the date of Mr. Tarola’s departure or October 31, 2008.  The other terms and conditions of the AICP and LTIPs will apply.  Mr. Tarola will also receive the payment specified in his Retention Agreement.

Hudson La Force has been elected by the Board of Directors as Senior Vice President and Chief Financial Officer of Grace effective as of April 1, 2008.  In this capacity, Mr. La Force will serve as Principal Financial Officer and Principal Accounting Officer of Grace.

Mr. La Force (age 43) has served as Chief Operating Officer and Senior Counselor to the Secretary of the U.S. Department of Education since 2005.  From 2002 to 2005, Mr. La Force served as a General Manager at Dell Inc., based in Shanghai and Xiamen, China.  Prior to that assignment, Mr. La Force served as a financial executive at Dell, based in its Austin, Texas headquarters.

On March 3, 2008, Grace and Mr. La Force entered into an agreement (the “La Force Agreement”) providing for Mr. La Force’s employment as Senior Vice President and Chief Financial Officer of Grace effective April 1, 2008. Under the terms of the La Force Agreement, Mr. La Force will receive a “sign-on” bonus of $250,000 payable on April 12, 2008 (which he agrees to re-pay if he terminates his employment with Grace before April 1, 2009).  He will receive an initial base salary of $410,000 and will be entitled to participate in the AICP.  For the 2008 calendar year his targeted award will be 75% of base salary earned in 2008.  In addition, he will receive targeted awards under the Grace LTIPs of $500,000 under the 2008-2010 LTIP (subject to approval by the Bankruptcy Court of the Grace 2008-2010 LTIP) and $500,000 under each of the 2007-2009 and 2006-2008 LTIPs, prorated, in each case, to reflect the actual time during the respective performance period that Mr. La Force was a Grace employee.  The La Force Agreement also provides that Mr. La Force will receive a severance payment equal to 1.5 times his annual base salary if he is involuntarily terminated by Grace under conditions that would entitle him to severance under the Severance Pay Plan for Salaried Employees.

Grace and Mr. La Force intend to enter into an Executive Severance Agreement, in substantially the form applicable to Grace’s other executive officers, pursuant to which he would receive a severance payment of 3.00 times the sum of his annual base salary plus his targeted annual incentive compensation award (adjusted in accordance with the terms of that agreement), and certain other benefits, in the event his employment terminates under certain conditions following a change-in-control of Grace.

The La Force Agreement is filed as Exhibit 10.1 to this Report.  The AICP, form of 2007-2009 LTIP, form of 2006-2008 LTIP, Severance Pay Plan for Salaried Employees, form of Retention Agreement and form of Executive Severance Agreement have been filed as exhibits to the Grace Annual Report on Form 10-K for the year ended December 31, 2007.

Item 9.01.              Financial Statements and Exhibits

(d)  Exhibits

10.01               Letter Agreement dated March 3, 2008 between Fred Festa, on behalf of Grace, and Hudson La Force.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated: March 7, 2008